Exhibit 99.1

HEI Rosslyn, LLC
Le Méridien Arlington

Financial Report
Years Ended December 31, 2015 and 2014

Contents

Independent auditor's report	1-2

Financial statements

Balance sheets	3

Statements of operations	4

Statements of changes in member's equity	5

Statements of cash flows	6

Notes to financial statements	7-10

Independent Auditor's Report

To the Member
HEI Rosslyn, LLC

Report on the Financial Statements
We have audited the accompanying financial statements of HEI Rosslyn, LLC (the Company), which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of operations, changes in member’s equity and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HEI Rosslyn, LLC as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis-of-Matter
On May 26, 2016, the Company entered into a purchase and sale agreement with CWI 2 Arlington Hotel, LLC for the sale of the Le Méridien Arlington Hotel (the Hotel). On June 28, 2016, the Hotel was sold for $56,500,000 (see Note 8).

/s/ RSM US LLP

Chicago, Illinois
September 14, 2016

HEI Rosslyn, LLC

Balance Sheets
December 31, 2015 and 2014

	2015	2014
Assets

Investment in hotel property, net	$43,771,404	$44,888,379
Cash and cash equivalents	862,979	1,025,025
Restricted cash	1,108,860	194,974
Accounts receivable	203,769	192,501
Inventories	69,774	80,551
Prepaid expenses and other assets	110,209	103,299

	$46,126,995	$46,484,729

Liabilities and Member's Equity

Mortgage payable	$27,961,883	$27,847,532
Accounts payable and accrued expenses	1,111,820	663,077
Advance deposits	160,451	182,128
Deferred revenue	1,813,069	1,920,569
Due to affiliates	73,557	60,116
Other liabilities	109,867	125,115
	31,230,647	30,798,537

Member's equity	14,896,348	15,686,192

	$46,126,995	$46,484,729

See notes to financial statements.

HEI Rosslyn, LLC

Statements of Operations
Years Ended December 31, 2015 and 2014

	2015	2014
Revenue:
Rooms	$9,432,874	$9,235,929
Food and beverage	3,330,254	3,214,677
Other hotel revenue	138,021	108,860
	12,901,149	12,559,466

Expenses:
Hotel expenses:
Rooms	1,868,309	1,870,494
Food and beverage	2,004,069	2,101,002
Other hotel expense	89,507	80,929
Administrative and general	1,224,612	1,121,403
Sales and marketing	937,395	989,300
Franchise fees	196,792	169,656
Property taxes, insurance and other	1,041,616	996,474
Utilities	454,084	518,332
Repairs and maintenance	425,778	417,824
Management fees	386,938	376,880
Depreciation	1,967,667	1,883,756
	10,596,767	10,526,050

Income from operations	2,304,382	2,033,416

Other expenses:
Interest expense	766,320	756,388
Interest expense - amortization of deferred financing costs	114,351	114,351
	880,671	870,739

Net income	$1,423,711	$1,162,677

HEI Rosslyn, LLC

Statements of Changes in Member's Equity
Years Ended December 31, 2015 and 2014

Balance, January 1, 2014	$16,199,973
Contributions	1,074,139
Distributions	(2,750,597)
Net income	1,162,677
Balance, December 31, 2014	15,686,192
Contributions	931,376
Distributions	(3,144,931)
Net income	1,423,711

Balance, December 31, 2015	$14,896,348

See notes to financial statements.

HEI Rosslyn, LLC

Statements of Cash Flows
Years Ended December 31, 2015 and 2014

	2015	2014
Cash flows from operating activities:
Net income	$1,423,711	$1,162,677
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	1,967,667	1,883,756
Amortization of deferred financing costs	114,351	114,351
Changes in:
Accounts receivable	(11,268)	154,551
Inventories	10,777	(4,014)
Prepaid expenses and other assets	(6,910)	(20,850)
Accounts payable and accrued expenses	(79,186)	76,608
Advance deposits	(21,677)	91,784
Due to affiliates	13,441	(240,698)
Other liabilities	(15,248)	10,160
Deferred revenue	(107,500)	(107,500)
Net cash provided by operating activities	3,288,158	3,120,825

Cash flows from investing activities:
Additions to hotel operating property	(322,763)	(1,216,570)
Restricted cash	(913,886)	4,468
Net cash used in investing activities	(1,236,649)	(1,212,102)

Cash flows from financing activities:
Member capital contributions	931,376	1,074,139
Member capital distributions	(3,144,931)	(2,750,597)
Net cash used in financing activities	(2,213,555)	(1,676,458)

(Decrease) increase in cash and cash equivalents	(162,046)	232,265

Cash and cash equivalents:
Beginning of year	1,025,025	792,760

End of year	$862,979	$1,025,025

Supplemental disclosure of cash flow information:
Interest paid	$763,787	$749,993

Supplemental non-cash disclosure of cash flow information
Change in accrual of building improvements	$527,929	$(50,617)

See notes to financial statements.

HEI Rosslyn, LLC
Notes to Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies
HEI Rosslyn, LLC (the Company), a Delaware limited liability company, was formed on November 11, 2011, for the purpose of acquiring and operating the Le Méridien Arlington Hotel (the Hotel), a 154-room full-service hotel located in Arlington, VA, with a bar/lounge and a full service restaurant, indoor and outdoor meeting and event space, a fitness center and business center. On February 22, 2012, the Company acquired the Hotel for a purchase price of $47,250,000 and assumed the existing mortgage of $16,000,000 (Note 4).

At December 31, 2015 and 2014, the Company’s sole member is HEI Hospitality Fund Holdings III, L.P. (the Owner), a subsidiary of a fund managed by HEI Hotels and Resorts (HEI). The Company will terminate upon sale or distribution of all the investments, and all affairs of the Company will be completed and the certificate of formation will be canceled in the manner required, as defined in the operating agreement. All profits, losses, distributions and contributions are allocated to the Owner.

On June 28, 2016, the Hotel was sold to an unaffiliated third party (Note 8).

Note 2.	Summary of Significant Accounting Policies
Basis of presentation: The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of estimates: The preparation of financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: All highly liquid investments with original maturities of three months or less are considered to be cash equivalents. The Company maintained cash balances in financial institutions that, from time to time, exceeded the Federal Deposit Insurance Corporation (FDIC) insured limit. The Company believes it is not exposed to any significant credit risk related to cash.

Restricted cash: Restricted cash consists of cash held in escrow reserves to be utilized for the payment of future capital improvements, as well as funding payroll.

Accounts receivable: Accounts receivable are comprised of (a) amounts billed but uncollected for room rental, food and beverage sales and other hotel income and (b) amounts earned but unbilled for the aforementioned services until guests check out of the Hotel. Receivables are recorded at the Company’s respective estimate of the amounts that will ultimately be collected. On a periodic basis, accounts receivable balances are evaluated and an allowance for doubtful accounts is established, when deemed necessary, based on its history of past write-offs, collections and current credit conditions. At December 31, 2015 and 2014, there was no allowance for doubtful accounts.

Inventories: Inventories consist of food, beverage and supplies and are stated at the lower of cost or market.

Investment in hotel property and depreciation: Investment in hotel property including land, building and improvements, furniture, fixtures, and equipment and site improvements are stated at cost. Replacements and improvements are capitalized and recorded at cost, while repairs and maintenance are expensed as incurred.

HEI Rosslyn, LLC
Notes to Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)
Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 40 years for the building, 4 years up to the remaining life of the building at the time of the addition for building improvements, 4 to 15 years for site improvements, 1 to 12 years for furniture, fixtures, and equipment and the lesser of the economic life or life of the lease for tenant improvements.

Impairment of long-lived assets: The Company reviews long-lived assets and certain identifiable intangibles with finite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to estimated future cash flows expected to be generated by the asset. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment of the carrying value of long-lived assets was recognized for the years ended December 31, 2015 and 2014.

Deferred financing costs: Deferred financing fees are bank fees and other costs incurred in obtaining financing that are amortized over the term of the respective loan agreement using a method which approximates the effective interest method. Upon refinancing, any unamortized financing costs are written off and included in interest expense – amortization of deferred financing costs on the accompanying statements of operations.

In April 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2015-03, Simplifying the Presentation of Debt Issuance Costs, which requires that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of the related debt liability, consistent with debt discounts.

The Company adopted the new guidance and retrospectively presented debt issuance costs related to its long-term debt as a deduction from the carrying amount of the associated debt on its balance sheets as of December 31, 2015 and 2014. This change did not affect the Company’s statements of operations, cash flows or changes in member’s equity.

Advance deposits: Advances received for rooms, group reservations, banquets, food and beverage and other property operations in advance of providing the related services are deferred. Related revenue is recognized when occupancy or the service is performed, or when an advance deposit is forfeited.

Revenue recognition: Hotel revenues are recognized when the services are provided and items are sold. Revenues consist of individual and group room sales, food and beverage sales and other hotel revenues such as telephone and rental income.

Sales and marketing costs: All sales and marketing costs, including production cost of print, radio, television, and other advertisements are expensed as incurred.

Presentation of sales tax: Sales tax is collected from all nonexempt customers and the Company remits the entire amount to the respective state tax jurisdiction upon collection from the customer. The accounting policy is to exclude the tax collected and remitted to the state from revenue and expense.

HEI Rosslyn, LLC
Notes to Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)
Income taxes: No provision for federal income taxes has been made as the liability for such taxes is that of the Owner, rather than the Company. The Company is subject to the statutory requirements of the state in which it conducts business. Management of the Company identifies tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained when challenged or when examined by the applicable taxing authority. For the years ended December 31, 2015 and 2014, management has determined that there are no material uncertain tax positions.

Note 3.	Investment in Hotel Property
At December 31, 2015 and 2014, investment in hotel property consists of the following:

	2015	2014

Land	$10,355,243	$10,355,243
Buildings and improvements	35,236,051	34,572,082
Furniture, fixtures and equipment	5,217,865	5,031,142
	50,809,159	49,958,467
Less accumulated depreciation	(7,037,755)	(5,070,088)
Investment in hotel property, net	$43,771,404	$44,888,379

Note 4.	Mortgage Note Payable
In connection with purchase of the property on February 22, 2012, the Company assumed the existing mortgage pursuant to a loan agreement on the property with an aggregate principal of $16,000,000.

On May 8, 2013, the Company refinanced its mortgage with a loan that provided an advance of $28,000,000 of which a portion of the principal paid off the existing mortgage and any accrued interest on the Hotel. The remainder was distributed to the Company’s member. The term of the facility is for three years with two options to extend, each for one-year, should the Company meet certain criteria as defined within the agreement. In addition, there are financial covenants that the Company needs to meet at the end of each year and in connection with the exercise of each of the one-year extensions. The Company exercised both options and the maturity date was extended to May 8, 2018. The loan bears interest at the Daily London Interbank Offering Rate (LIBOR) plus 2.5 percent (2.92 percent and 2.67 percent at December 31, 2015 and 2014, respectively). As of December 31, 2015 and 2014, outstanding borrowings were $27,961,883 and $27,847,532, respectively, net of unamortized deferred financing costs of $38,117 and $152,468, respectively.

In connection with the sale of the property to an unrelated third party (Note 8), the outstanding balance of the mortgage loan was repaid in its entirety.

HEI Rosslyn, LLC
Notes to Financial Statements

Note 5.	Related Party Transactions
The Company entered into an agreement with an affiliate of the Owner to perform property management (the Hotel Property Management Agreement) and other services for the Hotel. Commencing on February 10, 2012, the initial term of the Hotel Property Management Agreement ends on January 31, 2027. Pursuant to the terms of the Hotel Property Management Agreement, a base annual management fee of 3 percent of gross revenues of the Hotel, as defined, and an incentive fee, as calculated per the terms of the agreement, are required. For the years ended December 31, 2015 and 2014, the Company incurred $386,938 and $376,880, respectively, of base management fees. For the years ended December 31, 2015 and 2014, there were no incentive management fees incurred.

Note 6.	License Agreement
The Company operates its Hotel pursuant to a franchise agreement with Starwood International, Inc. for a twenty-year period beginning February 27, 2012. In accordance with the terms of the agreement, the Company is required to pay monthly license fees of 4 percent of gross room sales subject to a 1 percent credit as per the terms of the agreement. Additionally, there are systems programs and service charge fee charges as follows:

•	reservation fee pursuant to the terms of the franchise agreement

•	a marketing fee calculated as 1 percent of gross room sales

•	a Starwood Preferred Guest (SPG) fee for participation in the SPG Program pursuant to the franchise agreement

•	a global sales fee calculated as 0.239 percent of gross room sales, plus 6 percent of gross room sales generated by Global Sales Program leads

In connection with the execution of the franchise agreement, the Company received $2,150,000 key money which is being amortized over the twenty-year term of the license agreement and recorded within franchise fees within the accompanying statements of operations. The outstanding liability is included in deferred revenue within the accompanying balance sheets. Franchise fees (including the amortization of key money liability) incurred for the years ended December 31, 2015 and 2014, were $196,792 and $169,656, respectively.

Note 7.	Litigation
The Company may be involved from time to time in litigation arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

Note 8.	Subsequent Events
On May 26, 2016, the Company entered into an agreement to sell the Hotel to an unrelated third party for a purchase price of $56,500,000. The sale of the Hotel was completed on June 28, 2016. In connection with the sale, the acquirer paid off any existing amounts due under the mortgage note payable. HEI was retained to manage and operate the Hotel under a separate contract.

Subsequent events were evaluated for potential recognition and/or disclosures in the financial statements through September 14, 2016, the date the financial statements were available to be issued.